UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2012

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of principal executive offices, including Zip Code)

214-221-4610

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, Zion Oil & Gas, Inc. (the “Company”) and Victor G. Carrillo entered into an amended and restated employment agreement. The restated employment agreement, which was due to Mr. Carrillo’s appointment as President and Chief Operating Officer in October 2011, was approved by the Compensation Committee of the Company’s Board of Directors. Under the agreement, Mr. Carrillo continues to be paid an annual salary of $250,000, subject to annual review and adjustments. By its terms, the agreement provided for an initial term ending December 31, 2013. After expiration of the initial term, the agreement automatically renews for two successive one year periods, terminated by either party upon notice to the other, given not less than 30 days prior to the expiration of the then-current term.

The agreement provides that, during each year that the agreement remains in effect, Mr. Carrillo is entitled to fully vested stock options to purchase up to 25,000 shares of our common stock at a per share exercise price of $0.01, issuable in December of such year or, if the agreement is terminated prior to end of such terms, then options for a pro-rated amount of shares of common stock is to be issued at the time of termination.

Either the Company or Mr. Carrillo can terminate the employment agreement and the relationship thereunder at any time upon notice. If during the initial term the Company were to terminate the agreement for any reason other than "Just Cause" (as defined in the employment agreement), then the Company is to pay to Mr. Carrillo three month’s salary, as well as all benefits earned and accrued through such date; if the Company were to terminate the agreement during a renewal term, then Mr. Carrillo is entitled to six month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company's confidential information and intellectual property.

The foregoing summary of certain provisions of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1 Employment Agreement dated as of March 19, 2012 between Zion Oil & Gas, Inc. and Victor G. Carrillo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 20, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg Chief Executive Officer